Exhibit 3.2
Form of Amended and Restated Bylaws of ASB Hawaii, Inc.

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ARTICLE I
PRINCIPAL OFFICE; REGISTERED AGENT

Section 1.1. Principal Office and Other Offices. The principal office of the corporation shall be in the City of Honolulu, State of Hawaii. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

Section 1.2. Registered Agent. The corporation shall continuously maintain in the State of Hawaii a registered agent as required by law.

ARTICLE II
SHAREHOLDERS

Section 2.1. Annual Meeting of Shareholders. The corporation shall hold an annual meeting of shareholders for the purpose of electing directors and conducting such other business as may properly come before the meeting at a time as shall be fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The failure to hold an annual meeting at the time fixed in accordance with these Bylaws shall not affect the validity of any corporate action.

Section 2.2. Special Meeting of Shareholders.

(a) A special meeting of shareholders shall be called by the Secretary upon the request of a majority of the directors then in office, the Chairman of the Board, the Chief Executive Officer or the President.

(b) Subject to the provisions of this Article II, Section 2.2 and all other applicable sections of these Bylaws, a special meeting of the shareholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one (1) or more record holders of shares of capital stock of the corporation representing not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”).  The Board of Directors shall determine in good faith whether all requirements set forth in this Article II, Section 2.2 and all other applicable sections of these Bylaws have been satisfied and such determination shall be binding on the corporation and its shareholders.

(c) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal office of the corporation and shall not be effective for any purpose until actually received.

(d) A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such shareholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Shareholder”), and includes:

(i) in the case of any director nomination proposed to be presented at the special meeting, the information required by Article III, Section 3.3 below;

(ii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Article II, Section 2.11(d) below;

(iii) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and

(iv) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided that if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be received by the Secretary within ten (10) days after the date on which the Special Meeting Request is received by the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary.

(e) In addition, the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (i) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal office of the corporation not later than five (5) business days after the record date for the meeting and (ii) promptly provide any other information reasonably requested by the corporation.

(f) A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if:

(i) the Special Meeting Request does not comply with this Article II, Section 2.2;

(ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law;

(iii) the Special Meeting Request is received during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (A) the date of the next annual meeting of shareholders and (B) thirty (30) days after the first anniversary of the date of the previous annual meeting of shareholders;

(iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is received;

(v) a Similar Item was presented at an annual or special meeting of shareholders held not more than one hundred twenty (120) days before the Special Meeting Request is received (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);

(vi) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Secretary of a Special Meeting Request; or

(vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(g) Special meetings of shareholders called pursuant to this Article II, Section 2.2 shall be held on such date and at such time as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall fix; provided that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the Secretary of a valid Special Meeting Request.

(h) The Requesting Shareholder(s) may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal office of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to Article II, Section 2.2(c)(iii) above), there are unrevoked requests from Requesting Shareholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(i) If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(j) Business conducted at any special meeting called pursuant to this Article II, Section 2.2 shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of record holders and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting.

Section 2.3. Place of Meeting of Shareholders. An annual or special shareholders’ meeting may be held at such place, in or out of the State of Hawaii, as may be fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. If no place is fixed, the meeting shall be held at the principal office of the corporation.

Section 2.4. Shareholders’ Meeting Held by Remote Communication. Notwithstanding Article II, Section 2.3 above, the Board of Directors, in its sole discretion, is authorized to determine that any annual or special meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication. If authorized by the Board of Directors, in its sole discretion, and subject to guidelines and procedures adopted by the Board of Directors, shareholders and proxies of shareholders not physically present at a meeting of shareholders by means of remote communication may (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders whether the meeting is held at a designated place or solely by means of remote communication as authorized by Section 414-121(c) of the Hawaii Business Corporation Act (or any successor provision).

Section 2.5. Notice of Shareholders’ Meeting; Notice by Electronic Transmission.

(a) The corporation shall notify shareholders of the date, time and place, if any, of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. If means of remote communications are authorized for use in a meeting, regardless of whether the meeting is held at a designated place or solely by means of remote communication, the notice shall also inform shareholders of the means of remote communication by which shareholders may be deemed to be present in person and allowed to vote. Unless the Hawaii Business Corporation Act (or successor law) or the Articles of Incorporation of the corporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting.

(b) Without limiting the manner by which notice otherwise may be given to shareholders, notice to shareholders given by the corporation shall be effective if provided by electronic transmission consented to by the shareholder to whom the notice is given. Any consent shall be revocable by the shareholder by written notice to the corporation. Any consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent; and (ii) the inability to deliver becomes known to the Secretary or an Assistant Secretary, the transfer agent or any other person responsible for giving notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Notice given pursuant to Article II, Section 2.5(b) above shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of the posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder.

Section 2.6. Record Date. The Board of Directors may fix the record date to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. The record date may be a future date, but may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.7. Shareholders’ List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting showing the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, or on a reasonably accessible electronic network in accordance with Section 414-141(b) of the Hawaii Business Corporation Act (or any successor provision). A shareholder, the shareholder’s agent or the shareholder’s attorney, shall be entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, shareholder’s agent or shareholder’s attorney, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 2.8. Quorum and Voting; Election of Directors.

(a) Number of Votes Per Share. Except as otherwise provided in the Articles of Incorporation of the corporation or Section 414-142 of the Hawaii Business Corporation Act (or any successor provision), each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

(b) Quorum. Shares entitled to vote may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation of the corporation or the Hawaii Business Corporation Act (or successor law) provide otherwise, at any annual or special meeting of shareholders, a majority of the votes entitled to be cast in person or by proxy on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If there is no quorum at any meeting, the meeting may be adjourned in accordance with Article II, Section 2.12 below.

(c) Vote Required for Action by Shareholders. If a quorum exists, action on a matter (other than election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation of the corporation or the Hawaii Business Corporation Act (or successor law) require a greater number of affirmative votes.

(d) Election of Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.9. Conduct of Shareholders’ Meetings.

(a) The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate.

(b) Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Board, the President or other person presiding at any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Board, the President or such other person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Board, the President or such other person, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the Board, the President or such other person meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(c) Before any person is entitled to attend a meeting or vote any shares of the corporation, either as a shareholder or as the representative of a shareholder, at the discretion of the Secretary, an Assistant Secretary or person(s) designated by the Secretary or an Assistant Secretary, the Secretary, such Assistant Secretary or such designee(s) may require such reasonable evidence as to the identity or the authority of such person to attend the meeting and vote any shares of the corporation as the Secretary, such Assistant Secretary or such designee(s) may deem advisable.

Section 2.10. Proxies; Acceptance of Votes. A shareholder may vote the shareholder’s shares in person or by proxy.

(a) Proxy Appointment Form. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form; provided that, if two (2) or more persons are named as proxies by or on behalf of the same shareholder, then at the sole discretion of the Chairman of the Board, the President or other person presiding at the meeting, the Chairman of the Board, the President or such other person may limit the attendance at the meeting to one (1) person so named. The appointment form shall be signed by either the shareholder personally or by the shareholder’s attorney-in-fact.

(b) Effectiveness and Revocation of a Proxy Appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. If any shareholder who has given a proxy is present at a meeting of shareholders, such proxy shall remain in effect unless the shareholder revokes the proxy by voting in person at the meeting. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include, but are not limited to, the appointment of: (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended it credit under terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; and (v) a party to a voting agreement created under Section 414-162 of the Hawaii Business Corporation Act (or any successor provision). An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of a shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

(c) Acceptance of Votes. Subject to Section 414-145 of the Hawaii Business Corporation Act (or any successor provision) and to any express limitation on a proxy’s authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 2.11. Nature of Business at Annual Shareholders’ Meetings.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Article III, Section 3.3 below) may be conducted at an annual meeting of shareholders as is either:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board, the Chief Executive Officer or the President;

(ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

(iii) otherwise properly brought before the annual meeting by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Article II, Section 2.11 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Article II, Section 2.11.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary, which notice is not withdrawn by such shareholder at or prior to such annual meeting.

(c) To be timely, a shareholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal office of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information:

(i) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made,

(A) the name and record address of the shareholder giving the notice and the name and principal residence address or principal place of business address of such beneficial owner,

(B) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person,

(C) the name of each nominee holder of all shares of stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person and the number of such shares of stock of the corporation held by each such nominee holder,

(D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation,

(E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation,

(F) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person,

(G) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and

(H) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(e) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 2.11 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting.

(f) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II, Section 2.11; provided that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II, Section 2.11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of the Board, the President or other person presiding at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the Board, the President or such other person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be conducted.

(g) Nothing contained in this Article II, Section 2.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).

Section 2.12. Adjournment of Shareholders’ Meetings.

(a) Any meeting of shareholders, whether annual or special, and whether a quorum be present or not, may be adjourned from time to time either by the Chairman of the Board, the President or other person presiding at the meeting.

(b) If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. In addition, if the annual or special shareholders’ meeting was held solely by means of remote communication by which shareholders may be deemed to be present in person and vote, notice need not be given of the new means of remote communication if the new means of remote communication is announced at the meeting before adjournment. If a new record date for an adjourned meeting is or must be fixed under Article II, Section 2.6 above, notice of the adjourned meeting shall be given to shareholders who are entitled to notice of the new record date.

(c) At the adjourned meeting, the corporation may conduct any business which might have been conducted at the original meeting.

Section 2.13. Action Without Shareholders’ Meeting. Action required or permitted by the Hawaii Business Corporation Act (or successor law) to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one (1) or more written consents describing the action taken, signed before or after the intended effective date of the action by all the shareholders entitled to vote on the action, and delivered to the corporation c/o the Secretary for inclusion in the minutes or filing with the corporate records. Such consent or consents shall have the effect of a meeting vote and may be described as such in any document. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1. Duties of the Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in an agreement approved or signed by all shareholders and otherwise authorized under Section 414-163 of the Hawaii Business Corporation Act (or any successor provision).

Section 3.2. Terms of Directors. Subject to a director’s prior death, resignation, retirement, disqualification or removal from office, (a) a director shall hold office until the annual meeting for the year in which his or her term expires as set forth in the Articles of Incorporation of the corporation and (b) despite the expiration of a director’s term, the director continues to serve until the director’s successor is elected and qualifies or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

Section 3.3. Nomination of Directors. Except as may be provided otherwise in an amendment to the Articles of Incorporation of the corporation or a resolution of the Board of Directors in accordance with Article II, Section 2.3 of the Articles of Incorporation of the corporation relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation.

(a) Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board, the Chief Executive Officer or the President or (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Article III, Section 3.3 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting and (B) who complies with the notice procedures set forth in this Article III, Section 3.3.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary, which notice is not withdrawn by such shareholder at or prior to such annual meeting.

(c) To be timely, a shareholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal office of the corporation (i) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information:

(i) as to each person whom the shareholder proposes to nominate for election as a director,

(A) the name, age, business address and residence address of such person,

(B) the principal occupation or employment of such person,

(C) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person,

(D) the name of each nominee holder of all shares of stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder,

(E) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation,

(F) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation, and

(G) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(ii) as to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made,

(A) the name and record address of the shareholder giving the notice and the name and principal residence address or principal place of business address of such beneficial owner,

(B) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person,

(C) the name of each nominee holder of all shares of stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder,

(D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation,

(E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation,

(F) a description of all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person,

(G) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice, and

(H) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) A shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article III, Section 3.3 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting.

(f) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article III, Section 3.3. If the Chairman of the Board, the President or other person presiding at the annual or special meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman of the Board, the President or such other person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.4. Resignation of Directors. A director may resign at any time by delivering notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or the corporation c/o the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 3.5. Meetings of the Board of Directors. The Board of Directors may hold regular or special meetings in or out of the State of Hawaii. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.6. Regular Meetings and Annual Meeting of the Board of Directors.

(a) The Board of Directors may establish regular meetings which shall be held in such places, or by remote communication, and at such times as it may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

(b) A regular meeting of the Board of Directors, designated the annual meeting of the Board of Directors, shall be held immediately after the annual meeting of the shareholders without notice other than this bylaw for the purpose of appointing officers and transacting such other business as may come before the annual meeting of the Board of Directors.

Section 3.7. Special Meetings of the Board of Directors; Waiver of Notice of Meeting.

(a) Who May Call a Special Board Meeting. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or any two (2) directors.

(b) Notice of Special Board Meeting. Subject to Article III, Section 3.7(c) below, special meetings of the Board of Directors must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting. Unless some other place is stated in the notice of the meeting, each special meeting of the Board of Directors shall be held at the principal office of the corporation in Honolulu, Hawaii. Without limiting the manner by which notice otherwise may be given to directors, notice of a special meeting of the Board of Directors may be given to each director by the Secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth, by electronic transmission or by leaving written notice of such meeting with the director or at the director’s residence or usual place of business. The notice need not describe the purpose of the special meeting. Non-receipt of any such notice shall not invalidate any business done at any special meeting at which a quorum is present.

(c) Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice or by electronic transmission by the director entitled to notice and filed with the minutes or corporate records; except that a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.8. Quorum and Voting.

(a) Quorum. A quorum of the Board of Directors consists of a majority of the number of directors prescribed, or, if no number is prescribed, the number in office immediately before the meeting begins.

(b) Vote Required for Action by the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Articles of Incorporation of the corporation or these Bylaws require the vote of a greater number of directors.

(c) Director’s Assent to an Action by the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation c/o the President or the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.9. Action Without Board Meeting. Action required or permitted by the Hawaii Business Corporation Act (or successor law) to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one (1) or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. In the case of a consent by electronic transmission, the electronic transmission shall set forth or be submitted with information from which it may be determined that the electronic transmission was authorized by the director who sent the electronic transmission. Action taken under this Article III, Section 3.9 shall be effective when the last director signs the consent or gives a consent by electronic transmission, unless the consent specifies a different effective date. A consent signed or given by electronic transmission under this Article III, Section 3.9 has the effect of a meeting vote and may be described as such in any document.

Section 3.10. Committees.

(a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors.

(b) The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required to take action under Article III, Section 3.8(b) above.

(c) Article III, Sections 3.5, 3.6, 3.7, 3.8 and 3.9 above which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

(d) To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, subject to the limitation set forth in Section 414-216(e) of the Hawaii Business Corporation Act (or any successor provision).

Section 3.11. Audit Committee. In addition to any other committees created by the Board of Directors in accordance with Article III, Section 3.10 above, there shall be an audit committee of the Board of Directors that shall be responsible for the appointment, removal, compensation and oversight of the corporation’s independent registered public accounting firm and shall have such other duties as the Board of Directors may from time to time determine.

Section 3.12. Expenses and Fees. The Board of Directors may from time to time determine such compensation, fees and expenses that shall be allowed and paid to directors for service on the Board of Directors or any committee created by the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13. Chairman of the Board. There may be a Chairman of the Board of Directors appointed from time to time by the Board of Directors from its own members. If the President is a director of the corporation, the President may be appointed by the Board of Directors as the Chairman of the Board. Whenever there shall be a Chairman of the Board, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors unless otherwise prescribed by the Board of Directors and shall have such other powers and duties given in these Bylaws and as may be prescribed to the Chairman of the Board from time to time by the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.1. Officers; Qualifications.

(a) Officers. The corporation shall have the officers and assistant officers as shall be appointed from time to time by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one (1) or more officers or assistant officers. One (1) of the officers shall have responsibility for preparation and custody of minutes of the directors’ and shareholders’ meeting and for authenticating records of the corporation. Each officer shall have the authority and shall perform the duties set forth in these Bylaws or prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The officers may include one (1) or more the following: a President, one (1) or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), a Chief Financial Officer, a Treasurer, a Controller, a Secretary, and such other officers and agents with such titles and such duties as the Board or an authorized officer may from time to time determine, each of whom shall be appointed in accordance with Article IV, Sections 4.2(a) and (b) below. The Board of Directors may designate the Chairman of the Board as an officer of the corporation. The Board of Directors may also designate the Chairman of the Board or the President as the Chief Executive Officer. The President may be, but is not required to be, a director of the corporation.

(b) Assistant Officers. There may also be such assistant officers, such as Assistant Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries, as may be appointed in accordance with Article IV, Section 4.2(c) below.

(c) Qualifications. No officer or assistant officer need be a shareholder or director of the corporation. The same individual may simultaneously hold more than one (1) office or assistant office in the corporation. Any officer of the corporation may also be an agent, employee or assistant officer of the corporation. The election or appointment of an officer or assistant officer does not in itself create contract rights.

Section 4.2. Appointment and Term of Office.

(a) If appointed, the President, the Chief Financial Officer and any Executive Vice Presidents shall be appointed annually by the Board of Directors at the annual meeting of the Board of Directors or may be appointed by the Board of Directors at other times and, subject to an officer’s prior death, resignation, retirement, disqualification or removal from office, shall hold office until the next annual meeting of the Board of Directors and thereafter until their respective successors shall be duly appointed and qualified; provided that the President may fill an Executive Vice President vacancy and determine compensation for such position, subject to ratification of such appointment and compensation by the Board of Directors at its next regularly scheduled meeting. If the office of the President shall become vacant for any reason, the Board of Directors may appoint an acting or temporary President or a successor to serve at the pleasure of the Board of Directors and determine compensation for such position.

(b) The Board of Directors or the President may appoint other Vice Presidents (as may be deemed proper), the Treasurer (except that the President may not appoint the Treasurer if the Treasurer is also the Chief Financial Officer), the Controller and the Secretary, who shall hold their positions at the pleasure of the Board of Directors or the President and who shall have such powers and duties given in these Bylaws and as may be prescribed from time to time by the Board of Directors or the President. The Treasurer may also prescribe powers and duties to the Controller.

(c) The Board of Directors or the President may appoint Assistant Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries and such other assistant officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the Board of Directors or the President and who shall have such powers and duties given in these Bylaws and as may be prescribed from time to time by the Board of Directors or the President or in accordance with these Bylaws. The authority to appoint, employ and remove agents and assistant officers and to prescribe their powers and duties may be delegated by the Board of Directors or the President to any officer or officers of the corporation. The officer or officers to whom the power to appoint, employ and remove agents and assistant officers is delegated by the Board of Directors or President shall report to the Board of Directors or the President the names and titles of all agents and assistant officers appointed by such officer or officers.

Section 4.3. Resignation of Officers and Assistant Officers. An officer or assistant officer may resign at any time by delivering notice to the corporation c/o the Chairman of the Board, the President or the Secretary in the case of an officer appointed by the Board of Directors or to the Secretary or the person with appointment authority in the case of an officer or assistant officer appointed by a person with appointment authority. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors or person with appointment authority may fill the pending vacancy before the effective date if the Board of Directors or such person provides that the successor does not take office until the effective date.

Section 4.4. Removal of Officers and Assistant Officers.

(a) Any officer or assistant officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

(b) Without limiting the rights of the Board of Directors to remove any officer or assistant officer pursuant to Article IV, Section 4.4(a) above, any officer or assistant officer appointed by the President or other person with appointment authority may also be removed by the President or such other person whenever, in the judgment of the President or such other person, as applicable, the best interests of the corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.5. Officer and Assistant Officer Vacancies.

(a) Vacancies in any office, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors or, to the extent provided in Article IV, Sections 4.2(a) and (b) above, at any time by the President.

(b) Vacancies in any assistant office, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors or, to the extent provided in Article IV, Section 4.2(c) above, at any time by the President or any officer to whom authority to appoint, employ and remove the individual occupying such assistant office is delegated.

Section 4.6. President. If there shall be no Chairman of the Board, or in the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders and of the Board of Directors unless otherwise prescribed by the Board of Directors. The President shall exercise general supervision and direction of the business and affairs of the corporation. The President shall have the powers and perform the duties customarily incidental to the office, and such other powers and duties as may be given to the President elsewhere in these Bylaws and as may be prescribed to the President from time to time by the Board of Directors.

Section 4.7. Vice Presidents. The Vice Presidents, in such order or according to such system as the Board of Directors shall determine or adopt, shall assume and perform the duties of the President when the office of President is vacant or whenever the President, for any reason, cannot discharge the duties of the office. The Vice Presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these Bylaws and as may be prescribed to them from time to time by the Board of Directors or by the President.

Section 4.8. Treasurer. Unless the Board of Directors shall decide otherwise, the Treasurer shall be the Chief Financial Officer of the corporation. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and the keeping of corporate financial records. The Treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the Treasurer elsewhere in these Bylaws and as may be prescribed to the Treasurer from time to time by the Board of Directors or by the President. In the absence or disability of the Treasurer, or if that office is vacant, the Treasurer’s duties may be performed by the Controller, the Secretary, or by an Assistant Treasurer. The Board of Directors, the President, or the Treasurer may authorize the Controller, the Secretary or an Assistant Treasurer equally with the Treasurer to have any or all of the powers and to perform any or all of the duties given to the Treasurer in these Bylaws and as may be prescribed to the Treasurer from time to time by the Board of Directors or by the President.

Section 4.9. Controller. The Controller shall have the powers and perform the duties customarily incidental to the office and shall have such other powers and duties as may be given elsewhere in these Bylaws and as may be prescribed to the Controller from time to time by the Board of Directors, the President or the Treasurer. In the absence or disability of the Controller, or if that office is vacant, the

Controller’s duties may be performed by the Treasurer, the Secretary or by an Assistant Controller. The Board of Directors or the President may authorize the Treasurer, the Secretary or an Assistant Controller equally with the Controller to have any or all of the powers and to perform any or all of the duties given to the Controller in these Bylaws and as may be prescribed to the Controller from time to time by the Board of Directors, the President or the Treasurer.

Section 4.10. Secretary. The Secretary shall have responsibility for preparation and custody of minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation. The Secretary shall have the powers and perform the duties customarily incidental to the office and shall have such other powers and duties as may be given elsewhere in these Bylaws and as may be prescribed to the Secretary from time to time by the Board of Directors or the President. In the absence or disability of the Secretary, or if that office is vacant, the Secretary’s duties may be performed by the Treasurer, the Controller, or by an Assistant Secretary. The Board of Directors or the President may authorize the Treasurer, the Controller or an Assistant Secretary equally with the Secretary to have any or all of the powers and to perform any or all of the duties given to the Secretary in these Bylaws and as may be prescribed to the Secretary from time to time by the Board of Directors or by the President.

Section 4.11. Assistant Treasurer. The Assistant Treasurer or Assistant Treasurers, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the Treasurer as directed by the Treasurer, or during the absence or disability of the Treasurer, or whenever the office is vacant, and shall perform all other duties as may be prescribed by the Board of Directors, the President or the Treasurer.

Section 4.12. Assistant Controller. The Assistant Controller or Assistant Controllers, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the Controller as directed by the Controller, or during the absence or disability of the Controller, or whenever the office is vacant, and shall perform all other duties as may be prescribed by the Board of Directors, the President, the Treasurer or the Controller.

Section 4.13. Assistant Secretary. The Assistant Secretary or Assistant Secretaries, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the Secretary as directed by the Secretary, or during the absence or disability of the Secretary, or whenever the office is vacant, and shall perform all other duties as may be prescribed by the Board of Directors, the President or the Secretary.

Section 4.14. Compensation.

(a) Compensation of Officers to be Approved by the Board of Directors. The compensation of the President, any Executive Vice Presidents and any other officer whose compensation is required to be approved by the Board of Directors in accordance with applicable law, rule or regulation (including, without limitation, the rules of any stock exchanges on which the shares are listed) shall be approved by the Board of Directors; provided that in the event of a vacancy in the office of an Executive Vice President or other officer whose compensation is required to be approved by the Board of Directors in accordance with applicable law, rule or regulation (including, without limitation, the rules of any stock exchanges on which the shares are listed), the President may fix the compensation for such position subject to ratification by the Board of Directors.

(b) Compensation of Officers to be Approved by the President. The President shall have authority to fix the compensation of all officers other than the President, any Executive Vice President and any officer whose compensation is required to be approved by the Board of Directors in accordance with applicable law, rule or regulation (including, without limitation, the rules of any stock exchanges on which the shares are listed).

(c) Compensation of Agents and Assistant Officers. The President shall have authority to fix the compensation of all agents and assistant officers and to delegate such authority to any officer or officers to whom the authority to appoint, employ and remove such agent or assistant officer is delegated in accordance with Article IV, Section 4.2(c) above.

(d) Employees. The President shall have the control of all employees and shall have authority to fix the compensation of all employees, other than as provided in Article IV, Section 4.2(a) above, and to delegate such authority to any other officer or officers, assistant officer or assistant officers or employee or employees.

ARTICLE V
STOCK MATTERS

Section 5.1. General Authority of the Board of Directors Regarding Stock Matters. The Board of Directors shall have power and authority to make all such rules and regulations, not inconsistent with these Bylaws, as they deem expedient, concerning the issue, transfer and registration of shares of the capital stock of the corporation.

Section 5.2. Certificated or Uncertificated Shares. Shares of capital stock of the corporation may but need not be represented by certificates. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Unless expressly provided otherwise by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. The Board of Directors, by resolution, may authorize holders of the corporation’s shares of capital stock to elect to hold their shares in certificated or uncertificated form.

Section 5.3. Form and Content of Share Certificates. In the case of certificated shares, subject to the provisions in this Article V, Section 5.3, certificates shall be in such form and device as the Board of Directors shall from time to time determine.

(a) Required Information. At a minimum each share certificate must state on its face: (i) the certificate number and date of execution or issuance; (ii) the name of the corporation and that the corporation is organized under the law of the State of Hawaii; (iii) the name of the person to whom the certificate is issued; (iv) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate must also include (x) any information required by applicable law, rule or regulation (including, without limitation, the rules of any stock exchanges on which the shares are listed), (y) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares, and (z) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares.

(b) Seal and Signatures. Every share certificate shall bear the corporate seal and shall be signed by (i) the President or an Executive Vice President and (ii) the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary. The Board of Directors may provide that share certificates that are manually signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers or assistant officers as above designated. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 5.4. Uncertificated Shares. In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the corporation shall send the shareholder a written statement containing the information required by Section 414-87(b) of the Hawaii Business Corporation Act (or any successor provision), together with any other information required by applicable law, rule or regulation (including, without limitation, the rules of any stock exchanges on which the shares are listed). The written statement (which may be referred to as a transaction advice) shall also contain a statement to substantially the following effect: “This transaction advice is merely a confirmation of the share ownership of the addressee according to the stock records of the corporation as of the time of its issuance. Delivery of this transaction advice, by itself, confers no rights on the recipient. This transaction advice is neither a negotiable instrument nor a security.”

Section 5.5. Holder of Record. The corporation shall be entitled to treat the person whose name appears on the stock books of the corporation as the owner of any share, as the absolute owner thereof for all purposes, and shall not be under any obligation to recognize any trust or equity or equitable claim to or interest in such share, whether or not the corporation shall have actual or other notice thereof.

Section 5.6. Transfer of Shares. Transfer of shares of capital stock of the corporation may be made in any manner permitted by law, but no transfer shall be valid (except between the parties thereto) until the transfer shall have been duly recorded in the stock books of the corporation and a new certificate or evidence of uncertificated shares are issued. No transfer shall be entered in the stock books of the corporation, nor shall any new certificate be issued until the old certificate, properly endorsed, shall be surrendered and canceled or proper transfer instructions are received from the holder of uncertificated shares.

Section 5.7. Closing of Transfer Books. The Board of Directors shall have power for any corporate purpose from time to time to close the stock transfer books of the corporation for a period not exceeding thirty (30) consecutive business days; provided that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a record date for (i) the payment of any dividend, (ii) the determination or exercise of the allotment of rights of any kind in or in connection with the stock, (iii) the effective date of any change, conversion or exchange of shares of capital stock, (iv) the effective date in connection with obtaining the consent of shareholders in any matter requiring their consent, or (v) the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, and in any such case, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of capital stock of the corporation for which such record date has been fixed, notwithstanding any transfer of shares of stock on the books of the corporation after such record date.

Section 5.8. Lost, Destroyed or Mutilated Certificates. The Board of Directors may adopt rules and regulations respecting replacement of lost, destroyed or mutilated certificates.

(a) Subject to those rules, or if no such rules are adopted, the Board of Directors may order a new share certificate to be issued in the place of any share certificate alleged to have been lost, destroyed or mutilated. In every such case, the owner of the lost, destroyed or mutilated certificate shall be required to file with the Board of Directors sworn evidence showing the facts connected with the loss or destruction. Unless the Board of Directors shall otherwise direct, the owner of the lost, destroyed or mutilated certificate shall be required to give to the corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the Board of Directors may approve, to indemnify the corporation against any loss, damage or liability that the corporation may incur by reason of the issuance of a new certificate. Any new certificate issued in the place of any lost, destroyed or mutilated certificate shall bear the notation “Issued for Lost Certificate No. ___.”

(b) In the event that the Board of Directors has authorized the issuance of shares of the relevant class or series of capital stock without certificates, a transaction advice or other written statement as described in Article V, Section 5.4 above may be issued in place of any lost, destroyed or mutilated certificate theretofore issued by the corporation, upon such terms (including, without limitation, the requirement of a bond or indemnity) as the Board of Directors may prescribe.

(c) Nothing in this Article V, Section 5.8 shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost, destroyed or mutilated certificate, except upon the order of a court having jurisdiction in the matter.

Section 5.9. Rights, Options and Warrants. The corporation may issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights, options or warrants entitling the holders thereof to purchase shares of any class or series of capital stock of the corporation. Such rights, options or warrants shall be evidenced in such manner as the Board of Directors shall approve and, subject to the provisions of the Articles of Incorporation of the corporation, shall set forth the terms upon which, the time or times within which, and the price or prices at which, such shares may be purchased from the corporation upon the exercise of any right, option or warrant. The documents evidencing such rights, options or warrants may include conditions on the exercise of such rights, options or warrants, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of shares of the Common Stock of the corporation from exercising such rights, options or warrants.

ARTICLE VI
EXECUTION OF INSTRUMENTS; VOTING OF STOCK BY THE CORPORATION

Section 6.1. Execution of Instruments.

(a) Except as required by law, all checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances and other financial instruments, contracts, deeds, leases, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other documents, instruments or writings of any nature that require execution on behalf of the corporation shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors, and in the absence of such general or special resolution applicable to any such document, instrument or writing of any nature, then such document, instrument or writing of any nature shall be signed by any two (2) of the following: the President, any Executive Vice President, the Treasurer or the Secretary.

(b) The Board of Directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any documents, instruments or writings of any nature that require execution on behalf of the corporation.

(c) The Board of Directors may by resolution provide for the execution of checks, warrants, drafts and other orders for the payment of money, or of corporate documents or instruments, by electronic means, by a mechanical device or machine, or by the use of facsimile signatures under such terms and conditions as shall be set forth in the resolution. The Board of Directors may by resolution provide that any such checks, warrants, drafts and other orders for the payment of money, or corporate documents or instruments, may be sealed with the facsimile seal of the corporation.

Section 6.2. Voting of Stock by the Corporation. In all cases where the corporation owns, holds or represents under power of attorney or by proxy or in any other representative capacity shares of capital stock of any corporation or shares or interests in business trusts, co-partnerships or other associations, such shares or interest shall be represented or voted in person or by proxy by the President, or in the President’s absence by an Executive Vice President, or in the absence of an Executive Vice President, by the Treasurer, or in the absence of the Treasurer, by the Secretary; provided that any person specifically appointed by the Board of Directors for the purpose shall have the right and authority to represent and vote such shares or interests with precedence over all of the above-named.

ARTICLE VII
SEAL AND FISCAL YEAR

Section 7.1. Seal. The seal of the corporation shall be in such form as the Board of Directors shall determine from time to time.

Section 7.2. Fiscal Year. The fiscal year of the corporation is the calendar year.

ARTICLE VIII
EXCLUSIVE FORUM

Section 8.1. Designated Forum. Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court, District of Hawaii (or in the absence of jurisdiction of such court, the Circuit Court of the First Circuit, State of Hawaii) shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s shareholders; (c) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the Hawaii Business Corporation Act (or successor law), the Articles of Incorporation of the corporation or these Bylaws; or (d) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine.

Section 8.2. Consent. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the corporation shall be deemed to have notice of and consented to this Article VIII.

Section 8.3. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX
AMENDMENTS AND EFFECT OF AMENDMENT AND RESTATEMENT

Section 9.1. Amendment of Bylaws. These Bylaws may be amended or repealed, or new bylaws adopted, in accordance with Article IV, Section 4.2 of the Articles of Incorporation of the corporation.

Section 9.2. Effect of Amendment and Restatement. These amended and restated Bylaws replace and supersede in their entirety the original Bylaws and all amendments thereto.